UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1933

April 23, 2004

Date of Report (date of earliest event reported)

SERENA SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25285	94-2669809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2755 Campus Drive, 3rd Floor, San Mateo, California 94403-2538

(Address of principal executive offices) (Zip Code)

(650) 522-6600

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 3, 2004, SERENA’s Board of Directors, together with the Board of Directors of Merant plc. (“Merant”), announced that they had reached agreement on the terms of a recommended cash and share offer (the “Offer”) to be made by the Company and by Lehman Brothers on its behalf (outside of the United States) for the entire issue and to be issued share capital of Merant, including Merant Shares represented by Merant ADSs (“American Depository Shares”). At the time of the announcement the Offer valued the then entire issued share capital of Merant at approximately GBP206 million (US$380 million). The Offer was made on March 18, 2004. The Offer was previously reported (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) in the Registration Statement on Form S-4 filed by SERENA with the SEC on March 8, 2004.

On April 26, 2004, SERENA Software, Inc. announced that as of 3:00 pm (London Time), 10:00 am (New York City time) on Friday 23 April 2004 valid acceptances of the Offer had been received in respect of a total of 85,654,334 Merant shares (including valid acceptances in respect of Merant ADSs), representing approximately 79.3 per cent. of the issued share capital of Merant. SERENA also announced that it has reduced the number of acceptances required to fulfil the acceptance condition from 90 percent to 75 percent and therefore announced that all conditions relating to the Offer, as set out in the offer document dated 18 March 2004, have now been satisfied or waived. Accordingly the Offer has been declared unconditional in all respects.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business proposed to be acquired.

Rule 3-05 of Regulation S-X requires SERENA to furnish financial statements for the business proposed to be acquired as specified in Rule 3-01 and Rule 3-02. The financial statements are hereby included on pages 6-44. The audited financial statements of Merant included herein were originally filed with the SEC by Merant on Form 20-F on October 27, 2003.

•	Report of KPMG Audit plc, Independent Auditors

•	Report of Ernst & Young LLP, Former Independent Auditors

•	Financial statements:

•	Consolidated Profit and Loss Account for the years ended April 30, 2003, 2002 and 2001

•	Consolidated Balance Sheet as at April 30, 2003 and 2002

•	Consolidated Cash Flow Statement for the years ended April 30, 2003, 2002 and 2001

•	Notes to the Consolidated Cash Flow Statement for the years ended April 30, 2003, 2002 and 2001

•	Consolidated Statement of Total Recognized Gains and Losses for the years ended April 30, 2003, 2002 and 2001

•	Reconciliation of Movements in Shareholders’ Funds for the years ended April 30, 2003, 2002 and 2001

•	Notes to the Financial Statements for the years ended April 30, 2003, 2002 and 2001

•	Unaudited Summarized Consolidated Profit and Loss Account for the six months ended October 31, 2003 and 2002 and the year ended April 30, 2003

•	Unaudited Summarized Consolidated Balance Sheet as of October 31, 2003, October 31, 2002 and April 30, 2003

•	Unaudited Summarized Consolidated Cash Flow Statement for the six months ended October 31, 2003 and 2002 and the year ended April 30, 2003

•	Unaudited Summarized Statement of Total Recognized Gains and Losses for the six months ended October 31, 2003 and 2002 and the year ended April 30, 2003

•	Notes to Unaudited Interim Financial Statements

(b) Pro forma financial information.

Based on the circumstances described above, the following unaudited condensed combined pro forma financial statements are hereby included in this Form 8-K on pages 45-50.

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 2003

•	Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the year ended January 31, 2003

•	Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the nine months ended October 31, 2003

•	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c) Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG Audit plc, Independent Auditors

23.2	Consent of Ernst & Young LLP, Former Independent Auditors

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2004

SERENA SOFTWARE, INC.

By:	/s/ Vita A. Strimaitis

Vita A. Strimaitis Vice President, General Counsel and Secretary

Index to Financial Statements

Merant plc Audited Financial Statements

Report of KPMG Audit plc, Independent Auditors	6
Report of Ernst & Young LLP, Former Independent Auditors	7
Financial statements:
Consolidated Profit and Loss Account for the years ended April 30, 2003, 2002 and 2001	8
Consolidated Balance Sheet as at April 30, 2003 and 2002	9
Consolidated Cash Flow Statement for the years ended April 30, 2003, 2002 and 2001	10
Notes to the Consolidated Cash Flow Statement for the years ended April 30, 2003, 2002 and 2001	11
Consolidated Statement of Total Recognized Gains and Losses for the years ended April 30, 2003, 2002 and 2001	12
Reconciliation of Movements in Shareholders’ Funds for the years ended April 30, 2003, 2002 and 2001	12
Notes to the Financial Statements for the years ended April 30, 2003, 2002 and 2001	13

Merant plc Unaudited Summarized Financial Statements

Unaudited Summarized Consolidated Profit and Loss Account for the six months ended October 31, 2003 and 2002 and the year ended April 30, 2003	37
Unaudited Summarized Consolidated Balance Sheet as of October 31, 2003, October 31, 2002 and April 30, 2003	38
Unaudited Summarized Consolidated Cash Flow Statement for the six months ended October 31, 2003 and 2002 and the year ended April 30, 2003	39
Unaudited Summarized Statement of Total Recognized Gains and Losses for the six months ended October 31, 2003 and 2002 and the year ended April 30, 2003	40
Notes to Unaudited Interim Financial Statements	41

Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 2003	46
Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the year ended January 31, 2003	47
Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the nine months ended October 31, 2003	48
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	49

MERANT plc

FINANCIAL STATEMENTS 2003

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF MERANT PLC

We have audited the accompanying consolidated balance sheet of Merant plc and its subsidiaries, as of 30 April 2003 and the related consolidated profit and loss account, consolidated statement of cash flows, total recognised gains and losses and reconciliation of movements in shareholders’ funds for the year ended April 30, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Merant plc as of April 30, 2003 and the results of its operations and its cash flows for the year ended April 30, 2003 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected net income for the year ended April 30, 2003 and shareholders’ equity as of April 30, 2003, to the extent summarized in Note 25 to the consolidated financial statements.

KPMG Audit Plc

Registered Auditor

St Albans

23 October 2003

REPORT OF INDEPENDENT AUDITORS

To the Directors of Merant plc

We have audited the accompanying consolidated balance sheet of Merant plc as at April 30, 2002 and the related consolidated profit and loss accounts and consolidated statements of cash flow, total recognised gains and losses and movements in shareholders’ funds for each of the two years in the period ended April 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom Auditing Standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Merant plc at April 30, 2002 and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period ended April 30, 2002 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see note 25 of the Notes to the Financial Statements).

ERNST & YOUNG LLP

Reading, England

October 25, 2002

FINANCIAL INFORMATION

MERANT plc

CONSOLIDATED PROFIT AND LOSS ACCOUNT

Years ended April 30	Notes	2003		2002		2001
		£’000		£’000		£’000
Turnover: continuing business
Licence fees		29,636		33,387		42,193
Maintenance subscriptions		38,902		39,779		35,065
Training and consulting		10,054		13,902		17,817

		78,592		87,068		95,075
Turnover: discontinued business	3	—		31,207		120,358

Total turnover	2	78,592		118,275		215,433

Cost of sales: continuing business
Cost of licence fees		1,852		1,429		2,164
Cost of maintenance revenue		5,179		5,855		5,490
Cost of service revenue		9,172		13,832		17,198

		16,203		21,116		24,852
Cost of sales: discontinued business	3	—		5,510		29,534

Total cost of sales		16,203		26,626		54,386

Gross profit		62,389		91,649		161,047

Operating expenses
Research and development		17,792		24,187		39,774
Sales and marketing		32,158		58,922		103,667

Amortisation of goodwill and other intangibles		13,485		35,896		43,967
Other general and administrative		9,646		18,042		13,401

Total general and administrative		23,131		53,938		57,368

Total operating expenses		73,081		137,047		200,809

Operating (loss):
Continuing business		(10,692)		(41,953)		(28,798)
Discontinued business		—		(3,445)		(10,964)

Total operating (loss)	4	(10,692)		(45,398)		(39,762)
Exceptional items:
Continuing operations:
Fundamental restructuring costs	18	(3,515)		(13,342)		—
Loss on disposal of fixed assets		—		(1,761)		—
Amounts written off on investments		—		—		(3,254)
Discontinued operations:
Gain/(loss) on termination of business operation	3	594		(3,139)		(11,317)

(Loss) on ordinary activities, before interest income		(13,613)		(63,640)		(54,333)
Other interest receivable and similar income	7	843		1,751		4,466
Interest payable and similar charges	8	(28)		(137)		(179)

(Loss) on ordinary activities before taxation		(12,798)		(62,026)		(50,046)
Taxation	9	300		—		(868)

Retained (loss) for the year		(12,498)		(62,026)		(50,914)

(Loss) per share: basic	10	(12.4	)p	(49.6	)p	(37.9	)p
(Loss) per share: diluted	10	(12.4	)p	(49.6	)p	(37.9	)p

The accompanying notes form part of this financial information.

MERANT plc

CONSOLIDATED BALANCE SHEET

	Notes	30 April 2003	30 April 2002
		£’000	Restated £’000
Fixed assets
Intangible fixed assets	11	8,606	21,782
Tangible fixed assets	12	1,970	3,255
Investments	13	6,993	5,858

Total fixed assets		17,569	30,895

Current assets
Stocks		90	94
Debtors	14	19,458	25,176
Cash and bank deposits		45,538	71,620

Total current assets		65,086	96,890
Creditors: amounts falling due within one year	15	44,860	58,271

Net current assets		20,226	38,619

Total assets less current liabilities		37,795	69,514
Provisions for liabilities and charges	18	4,479	10,299

Net assets		33,316	59,215

Capital and reserves
Called up share capital	19	2,078	2,300
Share premium account	20	201,741	200,865
Capital redemption reserve	20	937	697
Profit and loss account	20	(171,440)	(144,647)

Equity shareholders’ funds		33,316	59,215

The accompanying notes form part of this financial information.

MERANT plc

CONSOLIDATED CASH FLOW STATEMENT

Years ended April 30	2003	2002	2001
	£’000	£’000	£’000

Net cash (outflow)/inflow from operating activities	(8,225)	(22,752)	19,718
Returns on investments and servicing of finance:
Interest received	843	1,751	4,466
Interest paid	(28)	(137)	(179)

Net cash inflow from returns on investments and servicing of finance	815	1,614	4,287

Taxation	(475)	(2,026)	(1,889)
Capital expenditure and financial investment:
Purchases of tangible fixed assets	(1,395)	(2,592)	(6,785)
Capitalised software product assets and other intangibles	—	—	(62)
Investment in own shares	(2,250)	—	(5,212)
Proceeds from sale of own shares	1,370	1,316	3,836
Disposal of tangible fixed assets	—	11,594	—

Net cash (outflow)/inflow from capital expenditure and financial investment:	(2,275)	10,318	(8,223)
Acquisitions and disposals:
Proceeds from/(investment in) subsidiary undertakings	—	50,106	(12,962)
Net cash (sold) with subsidiary undertakings	—	(5,122)	—

Net cash inflow/(outflow) from acquisitions and disposals	—	44,984	(12,962)
Cash (outflow)/inflow before financing	(10,160)	32,138	931
Issue of ordinary shares	897	161	207
Cancellation of ordinary shares	(11,659)	(23,052)	(13,688)
Expenses attributable to issue/cancellation of ordinary shares	(118)	(403)	(150)
Bank loan	—	(1,404)	(362)

Net cash (outflow) from financing	(10,880)	(24,698)	(13,993)

(Decrease)/increase in cash	(21,040)	7,440	(13,062)

The accompanying notes form part of this financial information.

MERANT plc

NOTES TO CONSOLIDATED CASH FLOW STATEMENT

Years ended 30 April	2003	2002 Restated	2001
	£’000	£’000	£’000
(i)Reconciliation of operating(loss) to Net cash (outflow)/inflow from operating activities
Operating (loss)	(10,692)	(45,398)	(39,762)
Depreciation charges	2,257	10,661	8,789
Amortisation charges	13,485	35,896	43,967
Employee benefit trust costs	250
(Loss)/gain on sale of tangible fixed assets	—	(1,761)	837
Exceptional items	(2,921)	(8,854)	(9,901)
(Increase)/decrease in stocks	(3)	56	834
Decrease/(increase) in debtors	4,296	(5,149)	7,452
(Decrease)/increase in creditors	(14,897)	(8,203)	7,502

	(8,225)	(22,752)	19,718

(ii)Reconciliation to net funds
(Decrease)/increase in cash during the year	(21,040)	7,440	(13,062)
Cash inflow from movement in debt	—	1,404	362

	(21,040)	8,844	(12,700)
Translation difference	(5,042)	2,977	(5,281)

	(26,082)	11,821	(17,981)
Net funds, beginning of year	71,620	59,799	77,780

Net funds, end of year	45,538	71,620	59,799

	Balances at 30 April 2000	Cash flow	Exchange differences	Balances at 30 April 2001
	£’000	£’000	£’000	£’000
(iii)Analysis of net funds
Cash	79,543	(13,062)	(5,281)	61,200
Short term loans	(1,763)	362		(1,401)

	77,780	(12,700)	(5,281)	59,799

	Balances at 30 April 2001	Cash flow	Exchange differences	Balances at 30 April 2002
	£’000	£’000	£’000	£’000
Cash	61,200	7,440	2,980	71,620
Short term loans	(1,401)	1,404	(3)	0

	59,799	8,844	2,977	71,620

	Balances at 30 April 2002	Cash flow	Exchange differences	Balances at 30 April 2003
	£’000	£’000	£’000	£’000
Cash	71,620	(21,040)	(5,042)	45,538

The accompanying notes form part of this financial information.

MERANT plc

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

(Loss) for the year	(12,498)	(62,026)	(50,914)
Currency translation adjustment	(2,518)	4,252	(5,116)

Total recognised gains and losses for the year	(15,016)	(57,774)	(56,030)

The accompanying notes form part of these financial statements.

MERANT plc

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

(Loss) for the year	(12,498)	(62,026)	(50,914)
Share buy back	(11,777)	(23,455)	(13,838)
Share options exercised	894	246	207
Shares cancelled	—	—	(357)
Goodwill taken to profit and loss account on disposal	—	11,732	—
Currency translation adjustment	(2,518)	4,252	(5,116)

Net (reduction in) shareholders’ funds	(25,899)	(69,251)	(70,018)
Opening shareholders’ funds	59,215	128,466	198,484

Closing shareholders’ funds	33,316	59,215	128,466

The accompanying notes form part of this financial information.

MERANT plc

NOTES TO THE FINANCIAL STATEMENTS

Note 1    Significant accounting policies

The following accounting policies have been applied consistently in dealing with items that are considered material in relation to the Group’s financial statements.

Basis of preparation

The financial statements have been prepared in accordance with applicable UK accounting standards under the historical cost accounting rules.

Basis of consolidation

The consolidated financial statements include the financial statements of Merant Plc (the Company) and its subsidiary undertakings made up to 30 April 2003. The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

Turnover

Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to customers.

The Group’s revenue recognition policies are in accordance with the principles of AICPA’s Statement of Position 97-2 (SOP 97-2) Software Revenue Recognition, amendments to SOP 97-2 in SOP 98-4 and 98-9 Software Revenue Recognition with respect to Certain Transactions, and the associated AICPA Technical Practice Aids.

Licence fees:    the standard end user licence agreement for the Group’s products provides for an initial fee to use the product in perpetuity up to a maximum number of users. We also enter into other types of licence arrangements, typically with major end user customers, which allow for the use of our products, usually restricted by the number of employees, the number of users, or the licence term. Licence fees are recognised as revenues upon product shipment, provided a legally binding agreement is in place, fees are fixed or determinable and collection of the resulting debt is deemed probable. Fees from licences sold together with consulting services are generally recognised upon shipment if the above criteria have been met and payment of the licence fees is not dependent upon the performance of the consulting services. Where these criteria have not been met, both the licence and consulting fees are recognised as the services are performed.

Maintenance subscriptions:    maintenance agreements generally call for the Group to provide technical support and software updates to customers. Revenue on technical support and software update rights is recognised over the term of the support agreement on a pro-rata basis. Payments for maintenance fees are generally made in advance and are non-refundable

Training and consulting:    the Group recognises revenue from consulting and education as the services are performed.

Software product assets

Costs related to the initial development and design of new software products prior to the establishment of technological feasibility are written off to research and development costs when incurred. Purchased software assets are amortised using the straight line method over the useful economic life, which is no more than five years.

Goodwill

Purchased goodwill arising on business combination in respect of acquisitions before 1 February 1998, when FRS 10 Goodwill and intangible assets was adopted, was written off to reserves in the year of acquisition. When a subsequent disposal occurs any related goodwill previously written off to reserves is written back through the profit and loss account as part of the profit or loss on disposal.

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on business combinations in respect of acquisitions since 1 February 1998 is capitalised. Goodwill is amortised to nil by equal annual instalments over its estimated useful life.

Tangible fixed assets

Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets over their estimated useful economic lives as follows:

Freehold land & buildings	40 years
Leasehold improvements	over the shorter of the lease term and life of asset
Computer equipment	3–5 years straight line
Office equipment	5–11 years straight line

The carrying values of tangible fixed assets are reviewed for impairment when events or circumstances indicate that the carrying value may not be recoverable.

Investments

In the Group’s financial statements investments are stated at cost unless, in the opinion of the Directors, there has been an impairment to their value in which case they are immediately written down to the estimated recoverable amount.

Leasing

Rentals payable under operating leases are charged to the profit and loss account on a straight-line basis over the term of the lease.

Deferred taxation

Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.

Cash and bank deposits

Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

Translation of foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year. Gains and losses arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings.

Pensions

Merant has entered into arrangements under which it makes matching contributions to retirement plans independently administered by insurance companies and other financial institutions. Contributions are charged to the profit and loss account in the year in which they become payable.

Employee share schemes

The cost of awards to employees that take the form of shares or rights to shares are recognised over the period of the employee’s related performance.

Note 2    Segmental information

The Group previously operated in four business divisions. The Group withdrew from its E Solutions Division during the year ended 30 April 2001, and disposed of its Application Creation & Transformation (ACT) and Enterprise Data Connectivity (EDC) Divisions during the year ended 30 April 2002. The operating results of those businesses are disclosed as discontinued operations. The Group now operates in one business segment, Enterprise Change Management. The following table analyses revenue by business segment, based on the Group’s operating divisions

	2003	2002	2001
	£’000	£’000	£’000
Years ended April 30

Turnover:
Enterprise Change Management Division	78,592	87,068	95,075
Discontinued operations:
Application Creation & Transformation Division	—	17,481	83,513
Enterprise Data Connectivity Division	—	13,726	31,196
E-Solutions Division	—	—	5,649

	78,592	118,275	215,433

As at April 30
Net operating (liabilities)/assets:
Enterprise Change Management Division	(19,215)	(18,263)	39,305
Discontinued operations:
Application Creation & Transformation Division	—	—	16,777
Enterprise Data Connectivity Division	—	—	5,725

	(19,215)	(18,263)	61,807

The following table analyses worldwide operations by geographical area, based on the location of Group facilities.

	2003	2002	2001
	£’000	£’000	£’000
Years ended 30 April

Total turnover:
United Kingdom	13,972	21,368	36,561
United States	48,977	75,468	132,316
Europe (excluding UK)	11,329	18,836	39,473
Other	4,314	6,771	14,347

	78,592	122,443	222,697

Inter-segment turnover:
United Kingdom	—	(3,851)	(5,290)
United States	—	—	(126)
Europe (excluding UK)	—	(317)	(1,848)
Other	—	—	0

	—	(4,168)	(7,264)

Third party turnover:
United Kingdom	13,972	17,517	31,271
United States	48,977	75,468	132,190
Europe (excluding UK)	11,329	18,519	37,625
Other	4,314	6,771	14,347

	78,592	118,275	215,433

(Loss) on ordinary activities before interest and tax
United Kingdom	(4,999)	(40,834)	(39,944)
United States	(2,873)	(1,377)	1,550
Europe (excluding UK)	(2,397)	875	(2,205)
Other	(423)	(4,062)	837

	(10,692)	(45,398)	(39,762)

As at April 30

Net operating (liabilities)/assets:
United Kingdom	188,738	(2,422)	73,166
United States	(201,909)	(14,049)	(17,500)
Europe (excluding UK)	(1,405)	(666)	4,253
Other	(4,639)	(1,126)	1,888

	(19,215)	(18,263)	61,807

Turnover to third parties is disclosed by origin above. This does not differ significantly from turnover to third parties by destination.

Inter-segment turnover principally represents charges for product transfers and for administrative costs between locations. Operating (loss) excludes interest income and expense and, correspondingly, net operating (liabilities)/assets exclude interest-bearing assets and liabilities. The following table reconciles net operating (liabilities)/assets as shown above to net assets as shown in the balance sheet:

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

Net operating (liabilities)/assets	(19,215)	(18,263)	61,807
Cash and bank deposits	45,538	71,620	61,200
Bank loan	—	—	(1,401)
Investment in own shares	6,993	5,858	6,860

Net assets	33,316	59,215	128,466

Note 3    Discontinued business

In the year ended 30 April 2002, the Group disposed its Application Creation and Transformation (ACT) Division and its Enterprise Data Connectivity (EDC) Division. The Group withdrew from its E Solutions Division during the year ended 30 April 2001. The Group reported the operating results of these businesses as discontinued operations. The following table discloses the operating results of each division for the years ended 30 April 2001 and 2002:

	ACT Division	EDC Division	E-Solutions Division	TOTAL
	£’000	£’000	£’000	£’000

Year ended 30 April 2001
Revenue	83,513	31,196	5,649	120,358
Cost of revenue	(18,170)	(2,841)	(8,523)	(29,534)

Gross profit	65,343	28,355	(2,874)	90,824
Research and development costs	(17,358)	(5,609)	—	(22,967)
Sales and marketing costs	(38,322)	(13,168)	(4,893)	(56,383)
General and administrative costs	(9,428)	(11,500)	(1,510)	(22,438)

Operating profit/(loss) before and after taxation	235	(1,922)	(9,277)	(10,964)

Year ended 30 April 2002
Revenue	17,481	13,726	—	31,207
Cost of revenue	(3,833)	(1,677)	—	(5,510)

Gross profit	13,648	12,049	—	25,697
Research and development costs	(3,738)	(2,616)	—	(6,354)
Sales and marketing costs	(6,215)	(5,803)	—	(12,018)
General and administrative costs	(4,866)	(5.904)	—	(10,770)

Operating (loss) before and after taxation	(1,171)	(2,274)	—	(3,445)

The gain or loss arising on the termination of the divisions consists of the following:

Years ended 30 April	ACT Division	EDC Division	Total 2003	Total 2002	Total 2001
	£’000	£’000	£’000	£’000	£’000

Net proceeds	—	—	—	56,301	—
Deduct:
Carrying value of goodwill now written off	—	—	—	(16,196)	(6,520)
Severance payments	—	—	—	—	(620)
Final settlement	—	594	594	—	—
Other disposal costs	—	—	—	(43,244)	(4,177)

	—	594	594	(59,440)	(11,317)

Gain/(loss) on business disposal, before and after taxation	—	594	594	(3,139)	(11,317)

The year ended 30 April 2003 saw the finalisation of the disposal of two business units, ACT and EDC. The disposal of these business units occurred in the year ended 30 April 2002, however, final settlement of all post closing contractual adjustments was not reached until 2003, resulting in an exceptional gain of £594,000 being recorded in the year ended 30 April 2003.

Note 4    Operating (loss)

Operating (loss) is stated after charging (or crediting):

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

Auditors’ remuneration:
Audit (Group)	481	623	692
Audit (Company)	192	123	109
Non audit fees paid to the auditor (Ernst & Young)*	120	197	488
Non audit fees paid to the auditor (KPMG)	52	—	—
Operating lease rentals:
Plant & machinery	590	1,964	3,455
Other	2,114	4,863	6,033
Rental income	—	(277)	(339)
Depreciation of tangible fixed assets	2,257	7,632	8,789
Amortisation of intangible fixed assets—goodwill	13,371	35,322	42,482
—other	114	574	1,485
Research and development costs	17,792	24,187	39,774
(Gain)/loss on foreign exchange	(51)	869	(443)

*	Ernst & Young were auditors of the French and German subsidiaries

Note 5    Remuneration of directors

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

Directors’ emoluments	1,088	2,572	458
Company contributions to pension schemes	3	3	3
Compensation for loss of office	—	844	—

	1,091	3,419	461

The aggregate of emoluments of the highest paid director was £770,000 (2002: £1,801,000, 2001: £327,000), and pension contributions of £3,000 (2002: £3,000, 2001: £3,000) were made on his behalf. In the year ended 30 April 2002 Mr. Greenfield, the Group’s former chief executive officer, received additional compensation for loss of employment, approved by the board of directors, of approximately £844,000.

On 1 April 2003 each non-executive director agreed to cancel and terminate all outstanding options held in exchange for a one-time cash payment based on the spread of the market value over the exercise price, given some assumed share appreciation over the remaining period of exercisability. The total cash payment to all the directors was £116,000.

None of the directors exercised share options during the year.

Note 6    Staff numbers and costs

The average monthly numbers of staff, including directors, employed by the Group was as follows:

Years ended 30 April	2003 No.	2002 No.	2001 No.
By location
United Kingdom	144	199	448
United States	368	575	1,027
Other	92	180	402

	604	954	1,877

By category
Sales and marketing	214	241	469
General and administration	99	167	328
Other	291	546	1,080

	604	954	1,877

Staff costs, which include salaries, bonus and commissions, amounted to:

Years ended April 30	2003	2002	2001
	£’000	£’000	£’000

United Kingdom	8,169	13,890	21,225
United States	29,574	44,235	70,962
Other	5,298	10,577	18,569

	43,041	68,702	110,756
Social security costs	3,979	5,701	9,773
Other pension costs	448	1,570	2,699

	47,468	75,973	123,228

Other pension costs principally represent amounts paid by Merant to personal pension schemes operated by its employees. In the United Kingdom, Merant contributes to employee pensions on a percentage-of-salary basis, subject to certain predetermined limits. Arrangements for employees in other countries have been established on similar bases, subject to local regulations and practices in the countries concerned.

Note 7    Interest receivable and similar income

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

Interest receivable and similar income	843	1,751	4,466

Note 8    Interest payable and similar charges

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

On bank loans and overdrafts	—	124	110
Other	28	13	69

	28	137	179

Note 9    Taxation

The taxation charge consists of the following:

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

UK corporation tax
Current tax on income for the period	(476)	(307)	659
Double taxation relief	(192)	—	—

	(668)	(307)	659
Foreign tax
Current tax on income for the period	370	269	209
Adjustments in respect of prior periods	34	38
Other	(305)	—	—

Total current tax	(569)	307	209

Deferred Tax	269	—	—

Total tax (credit)/charge	(300)	—	868

The following table analyses differences between taxes at the UK statutory tax rate and taxes at the effective rate:

Years ended 30 April	2003		2002		2001
	£’000		£’000		£’000

(Loss) on ordinary activities before tax	(12,798)		(62,026)		(50,046)
Current tax	(3,839)		(18,608)		(15,014)
Expenses not deductible for tax purposes	4,598		10,597		12,745
Tax losses	1,607		8,122		2,269
Others	(2,935)		(111)		868

Total current tax credit	(569)		—		868

Effective tax rate	4.4	per cent.	0	per cent.	(1.7	) per cent.

The Group’s effective tax rate in each of the past two years has been significantly distorted by the impact of permanent differences between accounting profits and taxable profits, principally the provisions for amortisation of goodwill which are not an allowable expense for tax purposes. The tax rate is also impacted by the distribution of corporate profits and losses among the tax jurisdictions in which the Group operates. The Group expects that its effective tax rate will continue to be significantly impacted by provisions for amortisation of goodwill in the year ended 30 April 2004.

Merant has unrecognised deferred tax assets at 30 April 2003 of £12,493,000 (2002: £15,480,000). These assets relate to losses brought forward from previous years. The directors do not consider it appropriate to recognise this asset at the year end as the Group is not expected to be tax paying in the foreseeable future in the countries where the losses are held.

The corporation tax returns of certain US subsidiary undertakings for the financial years ended 31 January 1996 to 31 January 1997 have been examined by the US Internal Revenue Service, which has proposed increases to the amount of US income taxes due in respect of those years. Based upon initial discussions with the UK Inland Revenue the Group believes that the outcome of the examination will not give rise to any adverse material profit and loss account adjustment to the financial statements.

Note 10    (Loss) per share

Basic (loss) per share is computed as the (loss) for the year after taxation, divided by the weighted average number of ordinary shares outstanding during the year. Shares held by the employee share ownership trust are excluded, except for those which are contingently issuable, and for which all the conditions of issue have been met.

Diluted (loss) per share is computed based on basic (loss) per share, as adjusted for shares issuable upon exercise of dilutive share options. The computation assumes the proceeds from the exercise of dilutive share options are used to repurchase the Company’s ordinary shares at their average market price during each period.

Years ended 30 April	2003		2002		2001
	£’000		£’000		£’000

(Loss) after taxation	(12,498)		(62,026)		(50,914)

Weighted average number of ordinary shares:
In issue	105,796		130,702		139,952
Owned by employee share ownership trust	(5,057)		(5,610)		(5,647)

Used in computing basic and diluted (loss) per share	100,739		125,092		134,305

(Loss) per share: basic	(12.4	)p	(49.6	)p	(37.9	)p
(Loss) per share: diluted	(12.4	)p	(49.6	)p	(37.9	)p

Share options were anti-dilutive and therefore excluded from the computations.

Note 11    Intangible fixed assets

	Software product assets	Goodwill	Total
	£’000	£’000	£’000

Cost:
At 1 May 2001	35,882	174,154	210,036
Currency fluctuations	(77)	0	(77)
Amounts written off on disposals	(31,749)	(54,791)	(86,540)

At 30 April 2002	4,056	119,363	123,419
Currency fluctuations	(351)	—	(351)
Additions	313	—	313

At 30 April 2003	4,018	119,363	123,381
Amortisation:
At 1 May 2001	33,712	100,941	134,653
Currency fluctuations	(67)	0	(67)
Amounts written off on disposals	(30,250)	(38,595)	(68,845)
Provision for the period	574	35,322	35,896

At 30 April 2002	3,969	97,668	101,637
Currency fluctuations	(347)	—	(347)
Provision for the period	114	13,371	13,485

At 30 April 2003	3,736	111,039	114,775
Net book values:
At 30 April 2002	87	21,695	21,782

At 30 April 2003	282	8,324	8,606

Goodwill is amortised over its useful economic life which is a period of no longer than five years.

Note 12    Tangible fixed assets

	Freehold land and buildings	Leasehold improvements Restated	Office equipment Restated	Computer hardware and software Restated	Total Restated
	£’000	£’000	£’000	£’000	£’000
Cost:
At 1 May 2001	13,833	7,870	9,607	47,180	78,490
Currency fluctuations	—	(85)	(48)	(25)	(158)
Additions	—	730	146	1,716	2,592
Disposals	(13,833)	(1,705)	(4,283)	(36,449)	(56,270)

At 30 April 2002	—	6,810	5,422	12,422	24,654
Currency fluctuations	—	(521)	(324)	(749)	(1,594)
Additions	—	202	25	1,168	1,395
Disposals	—	(4,299)	(1,514)	(2,097)	(7,910)

At 30 April 2003	—	2,192	3,609	10,744	16,545
Depreciation:
At 1 May 2001	729	4,855	6,833	37,760	50,177
Currency fluctuations	—	(50)	(43)	(19)	(112)
Provision for the period	9	2,579	1,621	6,452	10,661
Disposals	(738)	(1,701)	(3,454)	(33,434)	(39,327)

At 30 April 2002	—	5,683	4,957	10,759	21,399
Currency fluctuations	—	(235)	(262)	(674)	(1,171)
Provision for the period	—	204	194	1,859	2,257
Disposals	—	(4,299)	(1,514)	(2,097)	(7,910)

At 30 April 2003	—	1,353	3,375	9,847	14,575
Net book values:
At 30 April 2002	—	1,127	465	1,663	3,255

At 30 April 2003	—	839	234	897	1,970

Re-classifications—Certain prior year amounts have been re-classified to comply with current year presentation.

Note 13    Investments

Investment in own shares represents the cost of ordinary shares in Merant plc acquired by Merant Trustees Limited on behalf of the Merant Employee Benefit Trust 1994 (“the 1994 Trust”) and the Merant Employee Benefit Trust 2003 (“the 2003 Trust”). The shares have been acquired for the employee share option plans and the Employee Share Purchase Plan (see note 23).

	Cost	Provisions	Value
	£’000	£’000	£’000

1994 Trust
At 1 May 2001	8,808	(1,948)	6,860
Sold to ESPP participants	(2,056)	1,054	(1,002)

At 30 April 2002	6,752	(894)	5,858
Sold to ESPP participants	(1,370)	506	(864)
Shares purchased	366	—	366
Additional provision	—	(250)	(250)

Total as at 30 April 2003	5,748	(638)	5,110

2003 Trust
At 1 May 2002	—	—	—
Shares purchased	1,883	—	1,883

At 30 April 2003	1,883	—	1,883

Total as at 30 April 2003	7,631	(638)	6,993

As at 30 April 2003 the 1994 Trust owned 4,768,087 shares, representing 4.6 per cent. of the Company’s issued ordinary shares, with a nominal value of £95,000 and a market value of £5,110,000. As at 30 April 2002 the 1994 Trust owned 5,565,869 shares, representing 4.8 per cent. of the Company’s issued ordinary shares, with a nominal value of £111,000 and a market value of £5,955,000.

During the year ended 30 April 2003 the Company established a new Trust, the Merant Employee Benefit Trust 2003 (“the 2003 Trust”). As at 30 April 2003, the 2003 Trust owned 1,550,000 (2002: nil) shares, representing 1.5 per cent. of the Company’s issued ordinary shares, with a nominal value of £31,000 and a market value of £1,883,000.

The Company has made provisions to reflect anticipated losses on the future sale of these shares to option holders and participants in the Employee Share Purchase Plan. The Trusts have not waived their right to dividends in respect of this shareholding. The assets and liabilities of the Trusts, as well as their operating costs, are included in Merant’s consolidated financial statements.

Note 14    Debtors

	30 April 2003	30 April 2002
	£’000	£’000

Trade debtors	15,878	22,115
Deferred tax asset	—	269
Other debtors and prepaid expenses	3,580	2,792

	19,458	25,176

All amounts are due within one year.

Merant has unrecognised deferred tax assets at 30 April 2003 of £12,493,000 (2002: £15,480,000). These assets relate to losses brought forward from previous years. The directors do not consider it appropriate to recognise this asset at the year end as the Group is not expected to be tax paying in the foreseeable future in the countries where the losses are held.

Included within other debtors and prepaid expenses is £392,000 (2002: £429,000) in relation to a loan outstanding from the Group’s previous Chief Executive Officer, Mr. Greenfield and £75,000 ($120,000) in relation to a loan outstanding from the Group’s Senior Vice President of Sales, Mr. Dunne (see note 24).

Provision for Bad and Doubtful Debts

	Beginning balance at 1 May	Charged to operating expenses	Charged to (credited from) other accounts	Amounts written off	Ending balance at 30 April
	£’000	£’000	£’000	£’000	£’000

Provision for bad and doubtful debts
Year ended 30 April:
2001	3,028	1,905	419	(1,592)	3,760
2002	3,760	1,433	(1,253)	(2,744)	1,196
2003	1,196	227	—	(240)	1,183

Note 15    Creditors: amounts falling due within one year

	30 April 2003	30 April 2002
	£’000	£’000

Trade creditors	1,237	2,612
Current corporation tax	5,988	6,950
Other taxes and social security costs	1,202	4,533
Product royalties and purchases	401	789
Accrued employee compensation and commissions	5,549	5,220
Deferred revenue	25,983	27,967
Other accrued expenses	4,500	10,200

	44,860	58,271

Re-classifications—Certain prior year amounts have been re-classified to comply with current year presentation.

Note 16    Lease commitments

Annual commitments under non-cancelable operating leases are as follows:

	Land and buildings		Other
	30 April 2003	30 April 2002	30 April 2003	30 April 2002
	£’000	£’000	£’000	£’000

Operating leases which expire:
Within one year	307	235	142	267
In the second to fifth years inclusive	2,052	3,413	211	700
Over five years	1,265	1,683	6	—

	3,624	5,331	359	967

Note 17    Capital commitments

Capital commitments at the end of the financial year for which no provision has been made, are as follows:

	30 April 2003	30 April 2002
	£’000	£’000

Contracted	360	—

Note 18    Provisions for liabilities and charges

Restructuring provisions Restated
£’000

As at 1 May 2001	1,544
Charge for the year	9,237
Utilised	(472)
Currency fluctuations	(10)

As at 30 April 2002	10,299
Charge for the year	3,515
Utilised	(9,335)

As at 30 April 2003	4,479

Re-classifications—Certain prior year amounts have been re-classified to comply with current year presentation.

The provision for restructuring as at 30 April 2002 relates to the fundamental restructuring following the disposal of the Application Creation and Transformation Division and the Enterprise Data Connectivity Division in the year ended 30 April 2002.

During the year the Group recorded fundamental restructuring charges of £3.5 million. The amounts were all related to the Group’s previously announced restructuring programme with the aim of re-focusing the Group into the software configuration management market, plus growth initiatives, and to return the Group to profitability.

Note 19    Called up share capital

	Ordinary shares of 2p each:
	Authorised	Issued	Amount
	£’000	£’000	£’000

Balance, 30 April 2000	212,000	149,389	2,988
Share buy-back	—	(14,409)	(288)
Share options exercised	—	182	3
Shares cancelled	—	(200)	(4)

Balance, 30 April 2001	212,000	134,962	2,699
Share buy-back	—	(20,247)	(405)
Share options exercised	—	312	6

Balance, 30 April 2002	212,000	115,027	2,300
Share buy-back	—	(11,991)	(240)
Share options exercised	—	900	18

Balance, 30 April 2003	212,000	103,936	2,078

The issued shares are allotted, called up and fully paid.

Merant plc has been authorised by its members to make market purchases of its own shares (within the meaning of section 163(3) of the Companies Act 1985). Between 11 June 2002 and 15 January 2003 the Company purchased for cancellation 11,991,229 ordinary shares with a nominal value of £240,000, representing approximately 10 per cent. of the Company’s issued share capital at the time the authority was granted. The aggregate consideration was £11,777,000, representing an average price of approximately £0.98 per ordinary share. During the year ended 30 April 2002 the Company purchased for cancellation 20,247,291 ordinary shares at an average price of approximately £1.14 per share for an aggregate consideration of £23,052,000. During the year ended 30 April 2001 the Company purchased for cancellation 14,408,798 ordinary shares at an average price of approximately £0.95 per share for an aggregate consideration of £13,688,000. The shares were purchased on the London Stock Exchange and were cancelled immediately.

In the year ended 30 April 2003, 900,000 ordinary shares with a nominal value of £18,000 were issued for £894,000, representing an average price of approximately £0.99 per share. In 2002 312,000 ordinary shares with a nominal value of £6,235 were issued for £246,000, representing an average price of approximately £0.79 per share. In 2001 182,000 ordinary shares with a nominal value of £3,645 were issued for £207,000, representing an average price of approximately £1.97 per share.

Note 20    Share premium and reserves

	Share premium account	Capital redemption reserve	Profit and loss account
	£’000	£’000	£’000

Balance, 30 April 2000	200,421	—	(4,925)
Share buy-back	—	288	(13,838)
Retained loss for the year	—	—	(50,914)
Share options exercised	204	—	—
Shares cancelled	—	4	(357)
Currency translation	—	—	(5,116)

Balance, 30 April 2001	200,625	292	(75,150)
Share buy-back	—	405	(23,455)
Retained loss for the year	—	—	(62,026)
Share options exercised	240	—	—
Goodwill previously written off	—	—	11,732
Currency translation	—	—	4,252

Balance, 30 April 2002	200,865	697	(144,647)
Share buy-back	—	240	(11,777)
Retained loss for the year	—	—	(12,498)
Share options exercised	876	—	—
Currency translation	—	—	(2,518)

Balance, 30 April 2003	201,741	937	(171,440)

The cumulative value of goodwill written off on acquisitions between 23 December 1989 and 30 April 2003 was £nil (2002: £nil). Goodwill previously eliminated against reserves has been taken to loss on termination of business operations. The amount of goodwill written off prior to 23 December 1989 is not readily available and has been omitted on the grounds that it is not likely to be material.

Note 21    Financial instruments

An explanation of the Group’s objectives, policies and strategies for the role of financial instruments in creating and changing the risks of the Group in its activities is set out below.

Merant’s principal financial instruments comprise cash and short-term deposits. The main purpose of these financial instruments is to fund the operations of the business. Merant has various other financial instruments, such as trade debtors and trade creditors, that arise directly from its operations. It is, and has been, throughout the period under review, the Group’s policy that no trading in financial instruments is undertaken.

The main risks arising from the Group’s operations are liquidity risk and foreign currency risk. The Board reviews and agrees policies for managing each of these risks and they are summarised below. These policies have remained unchanged during the period under review.

Liquidity risks

The Group’s objective is to maintain a balance between maximisation of investment returns and liquidity by restriction of the permitted investments and the duration to maturity of those investments.

Foreign currency risk

As a result of the significant investment in overseas operations, movements in foreign currency exchange rates can significantly affect the Group’s balance sheet. Historically, the majority of our revenue arose in US dollars, whereas our costs were incurred approximately equally in US dollars and other currencies, predominately pounds sterling. More recently, however, the currencies of revenue and expenses have been closely aligned. Nevertheless, fluctuations in exchange rates, particularly between the US dollar and the pound sterling, may have a significant impact on the Group’s operating results. In 2003 and 2002 fluctuations between the US dollar and the pound sterling have been significant, going from $1.4572 per £1 at 30 April 2002 to $1.5982 per £1 at 30 April 2003. However the Group has managed its assets and liabilities in such a way so as to minimise the overall net impact and, hence, net exchange rate gains or losses on operational transactions have not been significant.

The Group also has transactional exposures. Such exposures arise from sales or purchases by an operating unit in currencies other than that unit’s functional currency.

Interest rate exposures:

The interest rate risk profile of the Group’s financial assets, excluding short-term debtors and creditors, is as follows:

	30 April 2003	30 April 2002
	£’000	£’000

Floating rate financial assets:
US dollars	37,283	64,466
Euro	5,067	4,352
Sterling	1,733	1,299
Japanese yen	363	594
Australian dollars	560	332
Korean won	308	295
Indian rupees	216	244
Other currencies	8	38

	45,538	71,620

Floating rate financial assets comprise cash balances on current accounts and money market deposits at call. Where these assets are interest bearing, interest rates are set by the respective depositaries.

Currency exposures:

The Group’s objectives in managing currency exposures arising from its net investments overseas are explained above. Net foreign currency monetary assets/liabilities held by the Group’s sterling operations are as follows:

	30 April 2003	30 April 2002
	£’000	£’000

US dollar	20,044	19,198
Euro	1,267	926
Japanese yen	—	354
Other currencies	—	20

	21,311	20,498

Fair values:

The fair values of all the Group’s financial assets and liabilities, excluding short-term debtors and creditors, which have been determined on the basis of market value, are not materially different from the book values shown below:

	30 April 2003	30 April 2002
	£’000	£’000

Primary financial instruments:
Cash and bank deposits	45,538	71,620

	45,538	71,620

Note 22    Contingent liability

In December 1998 and January 1999 seven class action securities complaints were filed in the United States District Court for the Southern District of New York against the Company and certain of its officers and directors. The Court ordered the seven cases consolidated, appointed lead plaintiffs and lead counsel, and ordered the filing of a consolidated amended complaint, which was filed on 9 June 1999. The lead plaintiffs sought to have the matter certified as a class action of purchasers of American Depositary Shares of the Company during the period from 27 June 1998 to 12 November 1998, including the former shareholders of Intersolv, Inc. who acquired American Depositary Shares of the Company in connection with the merger involving the two companies. The consolidated complaint alleged various violations of the US Securities Act of 1933 and the US Securities Exchange Act of 1934 and sought unspecified compensatory damages for alleged failure to disclose material non-public information concerning the Company’s business condition and prospects. In May 1999, the Company filed a motion to transfer the matter to the Northern District of California, and the Court granted the Company’s motion in November 1999. The action was transferred in December 1999 to the Northern District of California. After the action was transferred to California, plaintiffs again amended their complaint alleging the same claims as described in the prior amended complaint but without the 1934 Act claims or the class period. The defendants filed a motion to dismiss the newly-amended complaint in June 2000 and plaintiffs opposed this motion. A hearing on the motion took place in September 2000. On 20 December 2000 the Court issued a ruling granting in part and denying in part the defendant’s motion to dismiss. The court dismissed all of plaintiffs’

allegations, with the exception of certain allegations that defendants misled the market regarding the Company’s plans for its Y2K business. On 16 February 2001, the defendants answered the second consolidated amended complaint, denying the remaining allegations and asserting affirmative defences against the claim. On 19 June 2001 the Court entered a Stipulation and Order Regarding Class Certification (“Class Certification Order”).

On 21 August 2002 the parties entered into a Stipulation of Settlement (the “Settlement Agreement”) under which all claims in this litigation were settled. All payments made under the Settlement Agreement to settle this litigation and all associated costs were paid by the Company’s insurance carrier. On 18 December 2002, the United States District Court for the Northern District of California finally approved the settlement and the case was dismissed.

The Company and its subsidiaries are also involved in legal proceedings, claims and litigation arising in the ordinary course of business. Although the ultimate results of these legal proceedings, claims and litigation are not currently determinable, in the opinion of management these matters will not materially affect Merant’s financial position, results of operations, or liquidity.

Note 23    Share Plans

Employee share option plans

The Company’s share option plans provide for the grant of options to acquire shares to persons who devote substantially all their working time to Merant. The exercise price of options issued under these plans is 100 per cent. of the fair market value at the time such options are granted. Options are generally exercisable in monthly or annual installments commencing one year after the date of grant. Unexercised options lapse as a consequence of the option holder ceasing to be employed by Merant or at a predetermined expiry date (of up to ten years from the date of grant), whichever occurs first.

In September 1998 shareholders approved the 1998 Share Option Plan, which authorised the Company to grant a maximum of 21,552,000 under the 1998, 1996 and 1991 Share Option Plans. This authority will expire on 24 September 2008.

Options are also outstanding as a result of grants made under Merant’s previous share option plans and under share option plans adopted by Merant as a result of corporate acquisitions. Authority to grant new options under these plans has expired, but options granted under those plans continue to be exercisable in accordance with the original grant rules, or the acquisition agreements.

In addition to options granted by the Company, Merant Trustees Limited (“MTL”) is permitted to acquire ordinary shares in the Company and to grant options over them, under the terms of the Merant Employee Benefit Trust 1994 and the Employee Benefit Trust 2003 (“the Trusts”). The Trusts were established to further the Company’s policy of encouraging employee share ownership. At 30 April 2003 MTL owned 6,318,087 shares, of which 2,000,000 were reserved for options which had been granted by MTL and remained outstanding as at 30 April 2003. The remaining 4,318,087 shares were available for the grant of further options and for the Employee Share Purchase Plan (see “Employee Share Purchase Plans”, below). The shares held by the Trusts are included in investment (see note 13).

Share option activity under all of the share option plans is summarised below:

	Number of shares	Option price per share
Outstanding, 1 May 2001	22,548,223	£0.34–	£7.15
Options granted	12,755,650	£0.65–	£1.18
Options exercised	(311,765)	£0.73–	£1.06
Options cancelled	(9,930,732)	£0.34–	£7.15

Outstanding, 30 April 2002	25,061,376	£0.65–	£7.15
Options granted	7,543,850	£0.72–	£1.23
Options exercised	(854,581)	£0.65–	£1.08
Options cancelled	(10,385,941)	£0.65–	£7.15

Outstanding, 30 April 2003	21,364,704	£0.65–	£6.28

Options outstanding at 30 April 2003 were granted under the authorities indicated below:

Authority for grant of options	Number of shares	Option price per share
1996 Share Option Plan	13,250	£2.12–	£6.28
1998 Share Option Plan	18,417,264	£0.65–	£4.54
INTERSOLV plans	934,190	£1.48–	£3.64

	19,364,704	£0.65–	£6.28
The 1994 Trust	2,000,000	£0.69–	£0.94

Outstanding, 30 April 2003	21,364,704	£0.65–	£6.28

These options are exercisable between 2003 and 2013. The proceeds on exercise of all outstanding options at 30 April 2003 would be £25,693,000 (2002: £35,497,000).

Not all of the outstanding options are currently exercisable. At 30 April 2003 options for 6,350,000 shares (2002: 9,759,000 shares) were currently exercisable at prices per share of between £0.65 and £6.28; the proceeds from exercise of these options at 30 April 2003 would be £8,862,000 (2002: £19,077,000).

Employee share purchase plans

All full-time employees are eligible to participate in the Employee Share Purchase Plan (ESPP), which was approved by shareholders at the 1999 annual general meeting. Under the terms of the ESPP, payroll deductions are made during approximate six-month offering periods for the purpose of purchasing ordinary shares at the end of an offering period. Participants may purchase shares at a price equivalent to 85 per cent. of the market value at either the beginning or the end of the offering period, whichever is the lower. In the year ended 30 April 2003, employees participating in the ESPP acquired approximately 1,097,000 ordinary shares in the Company. At 30 April 2003, amounts totaling £255,000 had been collected under the plan’s seventh offering period, which expired in June 2003.

Note 24    Related party transactions

“Other debtors and prepaid expenses” (note 14) includes a loan to Mr. Greenfield, a former director of the Company, amounting to US $627,000 (equivalent to £429,000 using year-end exchange rates).

In August 1999, one of the Company’s subsidiary undertakings, Merant Inc., a California corporation, entered into a loan agreement with Mr. Greenfield, who was Chief Executive Officer of the Company at the time. The loan was made in conjunction with a home purchase by Mr. Greenfield and was secured by that property.

The following table shows the movements on the loan account:

Years ended 30 April	2003	2002
	£’000	£’000

Loan outstanding, beginning of year	429	873
Repaid during the year	(30)	(476)
Interest charged during the year	30	41
Difference arising from currency fluctuations	(37)	(9)

Loan outstanding, end of year	392	429

Of which:
Principal	392	429
Interest	—	—

The loan was denominated in US dollars and accrues interest at a rate of 7.5 per cent. per annum, which was comparable to mortgage interest rates in the United States and higher than the rate that Merant generally earned on invested cash. The maximum principal outstanding during 2003 was £429,000 (2002: £880,000). The loan matured on 30 August 2003 and was repaid on that date.

On 20 February 2002, Merant Inc. made a loan in the principal amount of $120,000 to Robert Dunne, the company’s Senior Vice President of Sales. Under the terms of this loan, the outstanding principal balance bears interest at a rate of 5.25 per cent. per annum and the loan must be repaid through fixed and regular payroll deductions from salary and bonuses, if any, until such time as the loan is repaid in full.

Note 25    Reconciliation of UK GAAP financial statements to US GAAP financial statements

The consolidated financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United Kingdom (UK GAAP) which differ in certain material respects from US Generally Accepted Accounting Principles (US GAAP). The following table provides a reconciliation of the loss for the year and shareholders’ funds prepared under UK GAAP to the equivalent information prepared under US GAAP.

	2003	2002	2001
	£’000	£’000	£’000

Loss for the period, in accordance with UK GAAP	(12,498)	(62,026)	(50,914)
Purchase accounting differences(a)	13,371	31,614	29,233
Employee benefit trust costs(b)	250	—	—
Amounts written off investments(b)	—	—	3,254
Loss on termination of operations(a)	—	11,732	—

Net income / (loss) in accordance with US GAAP	1,123	(18,680)	(18,427)
Continuing operations	529	(28,674)	(4,552)
Discontinued operations	594	9,994	(13,875)

Net income / (loss)	1,123	(18,680)	(18,427)

Shareholders’ funds as reported in the consolidated balance sheet	33,316	59,215
Intangible fixed assets:
Goodwill(a)—Cost	(107,821)	(106,704)
Accumulated amortisation	106,629	92,830
Investment in own shares(b)	(6,993)	(5,858)

Shareholders’ equity in accordance with US GAAP	25,131	39,483

The accompanying Group financial statements included in this report are prepared in accordance with UK GAAP. The significant differences between UK GAAP and US GAAP which affect the Group’s net income and shareholders’ equity are set out below:

(a)    Purchase accounting adjustments

Under US GAAP, prior to the adoption of FAS 141 Business Combinations, certain business combinations were accounted for as mergers (“poolings-of-interest”) and no goodwill arises on such transactions. The Company’s acquisition of Intersolv, Inc. in Fiscal 1999 (year ended 30 April 1999) qualified as a pooling-of-interest under US GAAP and accordingly no goodwill was recognised for US GAAP purposes. Under UK GAAP, the transaction was accounted for as an acquisition and the excess of the consideration over the fair value of the assets and liabilities acquired was recorded as goodwill. This goodwill was amortised over a four-year period which ended in September 2002.

Under US GAAP the computation of value attributable to goodwill on an acquisition differs from the computation under UK GAAP. Amounts contingently payable on an acquisition are omitted from a US GAAP computation until they crystallise, whereas an estimate of their value is included under UK GAAP. The Company’s acquisition of Trillium in December 1999 involved estimating amounts contingently payable for UK GAAP purposes as part of the original purchase price allocation whereas the final payments were only settled and added to the cost of goodwill for US GAAP purposes in the year ended April 2002.

In addition as part of the fair value exercise, US GAAP requires an allocation of consideration to identifiable intangible assets, including any resulting from research and development. A valuation is made of the in-process research and development of an acquired business by estimating future cash flows related to products in development. The estimated value of products for which technological feasibility has not been established and no future alternative use exists, is required, under US GAAP, to be written off against income in the first reporting period after the business combination. Acquired research and development is not recognised as a separate asset under UK GAAP. When the Company acquired the Enterprise Division of NetObjects, Inc., in February 2001, the value of in-process research and development was identified as £5,011,000. Under US GAAP, that amount was excluded from goodwill and written off against income in fiscal 2001.

The Group fully adopted the provisions of SFAS No. 142 on 1 May 2002. The standard requires that intangible assets with finite lives be amortised over their estimated useful lives. Intangible assets with indefinite useful lives are tested for impairment annually in lieu of being amortised. Goodwill is no longer amortised on a straight-line basis over its estimated useful life but instead is tested for impairment annually and whenever indicators of impairment arise.

At the point of adoption the Group had unamortised goodwill of £7.8 million and intangible assets with a gross carrying amount of £4.1 million less accumulated amortisation of £4.0 million, under US GAAP. The definite life intangible assets are being amortised over a period of generally 5 years (amortisation expense for the period £0.1 million). In accordance with SFAS No. 142 amortisation of goodwill ceased from 1 May 2002, resulting in an increase in US GAAP net income of £2.1 million.

Prior to the full adoption of SFAS No. 142 Goodwill and other Intangible Assets, on 1 May 2002, under US GAAP all goodwill was capitalised and amortised through charges against income over its estimated life not exceeding 5 years. Provision for impairment under US GAAP was calculated where there were indications of an impairment to the carrying value of capitalised goodwill and intangible assets, based on a projection of future undiscounted cash flows.

Under UK GAAP, goodwill previously written off against reserves is included in the computation of the loss on termination of business operations recorded in the year ended 30 April 2002. Under US GAAP, such goodwill is not included in the loss on termination of business operations as it has previously been fully amortised.

(b)    Investment in own shares

An employee share trust has been established in order to hedge obligations in respect of options issued under certain employee share option schemes. Under UK GAAP, the Company’s Ordinary Shares held by the employee share trust are included at the lower of cost and estimated net realisable value in fixed asset investments. In the year ended 30 April 2001, under UK GAAP the Company wrote down the book value of the shares held in the trust to below cost to reflect the net realisable value, and this cost was charged to the profit and loss account in that year. Under US GAAP, such shares are treated as treasury stock and deducted from shareholders’ equity at historic cost and accordingly this write down has been excluded from US GAAP net income.

The Group issues options to certain executives to buy shares from the employee benefit trust. Under UK GAAP these options are compensatory if the exercise price is less than the net book value of the shares held in trust on the date of grant. Any compensation expense is recognised ratably in the UK GAAP profit and loss account over the vesting period of the options. Under UK GAAP the cost of the employee benefit trust is treated as an operating expense whereas under US GAAP there is no impact on profitability as the options were issued at market price on the date of issue.

Exceptional items

Certain exceptional items are shown on the face of the profit and loss account statement after operating profit. These items are mainly gains or losses on the sale of businesses and fixed assets, and the costs of fundamental reorganisations. Under US GAAP these items would be classified as operating profit or expenses.

Future accounting standards

In 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction,” which is effective for the financial year commencing 1 May 2003. SFAS 145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt”; SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements”; SFAS No. 44, “Accounting for Intangible Assets of Motor Carriers”; and amends SFAS No. 13, “Accounting for Leases”. Merant does not expect SFAS 145 to have a material effect.

In November 2002, the Emerging Issues Task Force issued its consensus on EITF 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”) on an approach to determine whether an entity should divide an arrangement with multiple deliverables into separate units of accounting. According to the EITF, in an arrangement with multiple deliverables, the delivered item(s) should be considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s), and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration should be allocated to the separate units of accounting based on their relative fair values. The guidance in this Issue is effective for revenue arrangements entered into in fiscal periods beginning after 15 June 2003. Merant has not yet completed an analysis of EITF 00-21 and the related impact on its shareholders’ equity or results.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 requires a variable interest entity to be consolidated by a company, if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after 31 January 2003 and to existing entities in the first fiscal year ending after 15 December 2003. The initial adoption of this accounting pronouncement is not expected to have a material impact on Merant’s consolidated shareholders’ equity or results.

In April, 2003, the FASB issued FASB Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to address (1) decisions reached by the Derivatives Implementation Group, (2) developments in other Board projects that address financial instruments, and (3) implementation issues related to the definition of a derivative. Statement 149 has multiple effective date provisions depending on the nature of the amendment to Statement 133. Merant does not expect the adoption of this statement to have a material effect on its shareholders’ equity or results.

On 15 May 2003, the FASB issued FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity . Statement 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Statement 150 is effective for all financial instruments entered into or modified after 31 May 2003. For unmodified financial instruments existing at 31 May 2003, Statement 150 is effective at the beginning of the first interim period beginning after 15 June 2003, except for mandatorily redeemable financial instruments of non-public entities. Merant does not expect the new standard to have an effect on its shareholders’ equity or results.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) which requires companies to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. SFAS 143 will be effective for financial statements for fiscal years beginning after 15 June 2002. We believe the adoption of SFAS 143 will not have a material impact on our financial position or results of consolidated operations.

Net income (loss) per share

The following table discloses net income (loss) per share, in pence, computed in accordance with US GAAP:

	2003	2002		2001
Basic net income (loss) per share	1.1p	(14.9	)p	(13.7	)p
Continuing operations	0.5p	(22.9	)p	(3.4	)p
Discontinued operations(1)	0.6p	8.0p		(10.3	)p
Diluted net income (loss) per share(2)	1.1p	(14.9	)p	(13.7	)p
Continuing operations	0.5p	(22.9	)p	(3.4	)p
Discontinued operations(1)	0.6p	8.0p		(10.3	)p
Weighted average number of shares in issue, in thousands(2)	100,739	125,263		134,305

(1)	Discontinued operations includes the operations of our Application Creation and Transformation (ACT) Division which was sold in August 2001, our Enterprise Data Connectivity (EDC) Division which was sold in November 2001 and our E-Solutions Divisions which were sold the year ended April 2001.

(2)	Options are anti-dilutive and therefore not included in the computations of diluted net income (loss) per share.

Comprehensive income

The following table reconciles net income (loss) to comprehensive (loss), computed in accordance with US GAAP:

	2003	2002	2001
	£’000	£’000	£’000

Net income (loss)	1,123	(18,680)	(18,427)
Other comprehensive income:
Unrealised gain on marketable securities, net of tax	—	69	87
Currency translation difference	(3,207)	6,532	(3,868)

Comprehensive (loss)	(2,084)	(12,079)	(22,208)

Consolidated statement of cash flows

The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but may differ with regard to classification of items within the statements and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

Under US GAAP cash and cash equivalents include short-term highly liquid investments but do not include bank overdrafts. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP. Under UK GAAP all interest is treated as part of returns on investments and servicing of finance. Under US GAAP capital expenditure and financial investment and acquisitions are reported within investing activities.

	2003	2002	2001
	£’000	£’000	£’000

Cash flow from operating activities in accordance with US GAAP	(7,885)	(23,164)	22,116
Cash flow on investing activities	(2,275)	55,969	(9,426)
Cash flow from financing activities	(10,880)	(23,379)	(15,369)

Cash and cash equivalents	(21,040)	9,426	(2,679)
Effect of foreign exchange rate changes	(5,042)	2,977	(5,281)

	(26,082)	12,403	(7,960)

Change in cash and cash equivalents:
At start of year	71,620	59,217	67,177

At end of year	45,538	71,620	59,217

At 30 April 2001, cash and cash equivalents under UK GAAP included short-term investments totalling £1,983,000. The company had no short-term investments at 30 April 2003 or 30 April 2002.

Note 26    Companies Act 1985

These financial statements do not comprise the company’s “statutory accounts” within the meaning of Section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended 30 April 2003 have been delivered to the Registrar of Companies for England and Wales in due course and statutory accounts for the year ended 30 April 2002 and 2001 have been delivered. The auditors’ reports on these accounts were unqualified.

MERANT

SUMMARISED CONSOLIDATED PROFIT AND LOSS ACCOUNT

(unaudited)

	Six months to 31 October 2003		Six months to 31 October 2002		Year to 30 April 2003
	£000		£000		£000
Revenue:
Licence fees	12,136		14,415		29,636
Maintenance subscriptions	20,183		19,262		38,902
Training and consulting	4,445		5,024		10,054

Total revenue	36,764		38,701		78,592

Cost of revenue:
Cost of licence fees	772		728		1,852
Cost of maintenance subscriptions	2,406		2,660		5,179
Cost of training and consulting	3,935		4,626		9,172

Total cost of revenue	7,113		8,014		16,203

Gross profit	29,651		30,687		62,389

Operating expenses
Research and development	8,852		8,829		17,792
Sales and marketing	14,692		16,136		32,158

Amortisation of goodwill and other intangibles	1,690		11,693		13,485
Other general and administrative	4,098		5,359		9,646

Total general and administrative	5,788		17,052		23,131

Total operating expenses	29,332		42,017		73,081

Operating profit (loss)	319		(11,330)		(10,692)
Exceptional items:
Fundamental restructuring	—		(2,375)		(3,515)
Gain on termination of business operation	—		—		594

Profit (loss) on ordinary activities, before interest income	319		(13,705)		(13,613)
Interest income, net	239		501		815

Profit (loss) on ordinary activities, before taxation	558		(13,204)		(12,798)
Taxation	146		—		300

Profit (loss) for the period	704		(13,204)		(12,498)

Earnings (loss) per ordinary share: basic	0.7	p	(12.8	)p	(12.4	)p
Earnings (loss) per ordinary share: diluted	0.7	p	(12.8	)p	(12.4	)p

MERANT

SUMMARISED CONSOLIDATED BALANCE SHEET

(unaudited)

	At 31 October 2003	At 31 October 2002	At 30 April 2003
	£000	Restated £000	£000
Fixed assets
Intangible fixed assets	7,798	10,031	8,606
Tangible fixed assets	2,374	4,441	1,970
Investment	9,598	5,242	6,993

Total fixed assets	19,770	19,714	17,569

Current assets
Stock	57	83	90
Trade debtors	13,770	13,354	15,878
Other debtors and prepaid expenses	2,265	5,071	3,580
Cash and bank deposits	39,226	48,904	45,538

Total current assets	55,318	67,412	65,086

Creditors: amounts falling due within one year
Trade creditors	947	1,851	1,237
Accrued employee compensation	4,577	6,136	5,549
Current corporation tax	6,160	5,873	5,988
Accrued expenses, other current liabilities	4,808	10,797	6,103
Deferred revenue	21,999	21,685	25,983

Total current liabilities	38,491	46,342	44,860

Net current assets	16,827	21,070	20,226

Total assets less current liabilities	36,597	40,784	37,795
Provision for liabilities and charges	2,555	8,798	4,479

Net assets	34,042	31,986	33,316

Capital and reserves
Called up share capital	2,105	2,102	2,078
Share premium account	203,139	200,872	201,741
Capital redemption reserve	937	895	937
Profit and loss account	(172,139)	(171,883)	(171,440)

Total shareholders’ funds	34,042	31,986	33,316

Re-classifications—Certain prior period amounts have been re-classified to comply with current year presentation.

MERANT

SUMMARISED CONSOLIDATED CASH FLOW STATEMENT

(unaudited)

	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£’000	£’000	£’000
Operating profit (loss)	319	(11,330)	(10,692)
Depreciation of fixed assets	622	1,667	2,257
Amortisation of software product assets and other intangibles	1,690	11,751	13,485
Employee benefit trust costs	277	—	250
Decrease (increase) in stocks	29	11	(3)
Decrease in debtors	2,847	6,751	4,296
Decrease in creditors	(6,970)	(16,459)	(14,897)
Exceptional items	—	(2,375)	(2,921)
Other items	—	1,192	—

Net cash outflow from operating activities	(1,186)	(8,792)	(8,225)
Returns on investments and servicing of finance	239	501	815
Taxation	720	—	(475)
Capital expenditure and financial investment:
Purchases of tangible fixed assets	(1,412)	(824)	(1,395)
Purchase of intangible fixed assets	(882)	—	—
Purchase of other investments	(935)	—	—
Investment in own shares	(2,439)	—	(2,250)
Proceeds from sale of own shares	392	424	1,370

	(5,276)	(400)	(2,275)

Cash outflow before financing	(5,503)	(8,691)	(10,160)

Purchase of own shares	—	(11,566)	(11,777)
Issue of ordinary shares	1,425	—	897

	1,425	(11,566)	(10,880)

Decrease in cash	(4,078)	(20,257)	(21,040)

Reconciliation of net cash flow to movements in net funds
Decrease in cash	(4,078)	(20,257)	(21,040)
Currency translation difference	(2,234)	(2,459)	(5,042)

Movement in cash during the period	(6,312)	(22,716)	(26,082)

Net funds at beginning of period	45,538	71,620	71,620

Net funds at end of period	39,266	48,904	45,538

MERANT

SUMMARISED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

(unaudited)

	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£000	£000	£000
Profit (loss) for the period	704	(13,204)	(12,498)
Currency translation adjustment	(1,403)	(2,459)	(2,518)

Total recognised gains and losses for the period	(699)	(15,663)	(15,016)

SUMMARISED CONSOLIDATED RECONCILIATION OF

MOVEMENT IN SHAREHOLDERS’ FUNDS

(unaudited)

	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£000	£000	£000
Profit (loss) for the period	704	(13,204)	(12,498)
Currency translation adjustment	(1,403)	(2,459)	(2,518)
Share options exercised	1,425	—	894
Share buy-back	—	(11,566)	(11,777)

Net addition to (reduction in) shareholders’ funds	726	(27,229)	(25,899)
Opening shareholders’ funds	33,316	59,215	59,215

Closing shareholders’ funds	34,042	31,986	33,316

MERANT

NOTES TO THE INTERIM FINANCIAL STATEMENTS

(unaudited)

1.    Basis of preparation of Financial Information

The accompanying unaudited interim condensed consolidated financial statements, (the “Financial Statements”) for the six months ended 31 October 2003 and 2002 have been prepared under the historical cost convention and in accordance with the Companies Act 1985 of England and Wales as amended, (the “Companies Act”) and applicable UK accounting standards for interim financial information. Accordingly they do not include all of the information and notes required by UK Generally Accepted Accounting Principles for complete financial statements. These Financial Statements for the six months ended 31 October 2003 and 2002 should be read in conjunction with the Group’s annual report on Form 20-F for the year ended 30 April 2003. The Group’s audited Annual Report and Accounts for the year ended 30 April 2003 on which the auditors issued an unqualified report and which did not contain a statement under section 237 (2) or (3) of the Companies Act have been delivered to the Registrar of Companies. Accounting policies conform with UK GAAP. Note 8 to the financial statements for the six months ended 31 October 2003 and 2002 includes a reconciliation of shareholders’ equity from UK GAAP to US GAAP and a reconciliation of net income from UK GAAP to US GAAP.

The unaudited financial statements for the six months ended 31 October 2003 and 2002 of the Group (Merant PLC and its subsidiary companies), which are not statutory accounts, have been prepared on a basis consistent with accounting policies and procedures applied in the Group’s audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended 30 April 2003. These financial statements for the six months ended 31 October 2003 and 2002 reflect all normal and recurring adjustments, which are, in the opinion of management, necessary to present fairly the financial condition, results of operations and cash flows of the Group for the periods presented. Figures for the year ended 30 April 2003 are extracts from the audited Group financial statements for that year.

The results of the six months ended 31 October 2003 and 2002 are not necessarily indicative of the results of the operations for the full year 2004 or 2003 respectively.

2.    Segmental information—continuing operations

Turnover	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£000	£000	£000
Europe	13,043	12,648	25,301
Americas	21,492	23,929	48,977
Asia and Pacific	2,229	2,124	4,314

Total	36,764	38,701	78,592

3.    Amortisation of goodwill

Included within general and administrative costs are the following amounts relating to goodwill amortisation.

	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£000	£000	£000
Amortisation of goodwill	1,678	11,693	13,371

MERANT

NOTES TO THE INTERIM FINANCIAL STATEMENTS—(Continued)

4.    Exceptional items

Exceptional costs of £2.4 million in the half year ended 31 October 2002 comprise additional provisions for property costs in respect of premises made vacant as part of the restructuring and cost reduction programme.

5.    Taxation

The tax credit of £146,000 consists of approximately £100,000 current tax provision and £246,000 in relation to foreign withholding tax recovered by one of our European subsidiaries.

6.    Earnings per share

Basic earnings (loss) per share is computed as the profit (loss) for the period after taxation divided by the weighted average number of ordinary shares outstanding during the period. Shares held by the employee share ownership trust are excluded except for those which are contingently issuable, and for which all the conditions for issue have been met.

Diluted earnings (loss) per share is computed based on basic earnings (loss) per share, as adjusted for shares issuable upon exercise of share options. The computation assumes the proceeds from the exercise of dilutive share options are used to repurchase the company’s ordinary shares at their average market price during each period.

	Six months to 31 October 2003	Six months to 31 October 2002		Year to 30 April 2003
	£000	£000		£000
Profit (loss) after taxation	704	(13,204)		(12,498)
Weighted average number of ordinary shares:
In issue	104,449	108,332		105,796
Owned by employee share ownership trust	(6,457)	(5,203)		(5,057)

Basic weighted average ordinary shares	97,992	103,129		100,739
Dilutive effect of share options	3,257	—		—

Diluted weighted average ordinary shares	101,249	103,129		100,739

Earnings (loss) per share: basic	0.7p	(12.8	)p	(12.4	)p
Dilutive effect of share options	—	—		—
Earnings (loss) per share: diluted	0.7p	(12.8	)p	(12.4	)p

7.    Subsequent events

After the balance sheet date, the Company took additional actions in its third quarter to further improve its overall cost structure and organisational productivity going forward. This resulted in a one-time charge of £781,000 ($1.4 million) which was recorded in the Company’s third quarter.

MERANT

NOTES TO THE INTERIM FINANCIAL STATEMENTS—(Continued)

8.    Reconciliation of UK GAAP financial statements to US GAAP financial statements

The consolidated financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United Kingdom (UK GAAP) which differ in certain material respects from US Generally Accepted Accounting Principles (US GAAP). The following table provides a reconciliation of the income (loss) for the six-month periods and shareholders’ funds prepared under the UK GAAP to the equivalent information prepared under the US GAAP.

	Six months to 31 October 2003	Six months to 31 October 2002
	£000	£000
Gain (loss) for the period, in accordance with UK GAAP	704	(13,204)
Purchase accounting differences(a)	1,659	11,693
Employee benefit trust costs(b)	277	—
Acquired in process R&D(a)	(931)	—

Net income (loss) in accordance with US GAAP	1,709	(1,511)

Shareholders’ funds as reported in the consolidated balance sheet	34,042	31,986
Intangible fixed assets:
Goodwill(a)—Cost	(109,400)	(107,572)
Accumulated amortisation	108,564	104,856
Investment in own shares(b)	(8,662)	(5,242)

Shareholders’ equity in accordance with US GAAP	24,544	24,028

The accompanying Group financial statements included in this report are prepared in accordance with UK GAAP. The significant differences between UK GAAP and US GAAP which affect the Group’s net income and shareholders’ equity are set out below:

(a)    Purchase accounting adjustments

Under US GAAP, prior to the adoption of FAS 141 Business Combinations, certain business combinations were accounted for as mergers (“poolings-of-interest”) and no goodwill arises on such transactions. The Company’s acquisition of Intersolv, Inc. in Fiscal 1999 (year ended 30 April 1999) qualified as a pooling-of-interest under US GAAP and accordingly no goodwill was recognised for US GAAP purposes. Under UK GAAP, the transaction was accounted for as an acquisition and the excess of the consideration over the fair value of the assets and liabilities acquired was recorded as goodwill. This goodwill was amortised over a 4 year period which ended in September 2002.

In addition as part of the fair and value exercise, US GAAP requires an allocation of consideration to identifiable intangible assets, including any resulting from research and development. A valuation is made of the in-process research and development of an acquired business by estimating future cash flows related to products in development. The estimated value of products for which technological feasibility had not been established and no future alternative use exists, is required, under US GAAP, to be written off against incomes in the first reporting period after the business combination. Acquired research and development is not recognised as a separate asset under UK GAAP. With the Company’s technology acquisition in the interim six month period ended 31 October 2003, the value of in-process research and development was identified as £0.9 million. Under US GAAP, that amount was excluded from goodwill and written off against income in the six month period ended 31 October 2003.

MERANT

NOTES TO THE INTERIM FINANCIAL STATEMENTS—(Continued)

The Group fully adopted the provisions of SFAS 142 on 1 May 2002. The standard requires that intangible assets with finite lives be amortised over their estimated useful lives. Intangible assets with indefinite useful lives are tested for impairment annually in lieu of being amortised. Goodwill is no longer amortised on a straight-line basis over its estimated useful life but instead is tested for impairment annually and whenever indicators of impairment arise.

At the point of adoption the Group had unamortised goodwill of £7.8 million and intangible assets with a gross carrying amount of £4.1 million less accumulated amortisation of £4.0 million, under US GAAP. The definite life intangible assets are being amortised over a period of generally 5 years (amortisation expenses for the period £0.1 million). In accordance with SFAS No. 142 amortisation of goodwill ceased from 1 May 2002, resulting in an increase in US GAAP net income of £2.1 million.

Prior to the full adoption of SFAS No. 142 Goodwill and other Intangible Assets, on 1 May 2002, under US GAAP all goodwill was capitalised and amortised through charges against income over its estimated life not exceeding 5 years. Provision for impairment under US GAAP was calculated where there were indications of an impairment to the carrying value of capitalised goodwill and intangible assets, based on a projection of future undiscounted cash flows.

(b)    Investment in own shares

An employee share trust has been established in order to hedge obligations in respect of options issued under certain employee share option schemes. Under UK GAAP, the Company’s Ordinary Shares held by the employee share trust are included at the lower of cost and estimated net realisable value in fixed asset investments. In the year ended 30 April 2001, under UK GAAP the Company wrote down the book value of the shares held in trust to below cost to reflect the net realisable value, and this cost was charged to the profit and loss account in that year. Under US GAAP, such shares are treated as treasury stock and deducted from the shareholders’ equity at historic cost and accordingly this write down has been excluded from US GAAP net income.

The Group issues options to certain executives to buy shares from the employee benefit trust. Under UK GAAP these options are compensatory if the exercise price is less than the net book value of the shares held in trust on the date of grant. Any compensation expense is recognised ratably in the UK GAAP profit and loss account over the vesting period of the options. Under UK GAAP the cost of the employee benefit trust is treated as an operating expense whereas under US GAAP there is no impact on profitability as the options were issued at market price on the date of issue.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet, pro forma condensed combined statements of income (loss) and accompanying notes which are presented in accordance with US GAAP, give effect to the proposed business combination of SERENA and Merant using the purchase method of accounting for business combinations. The pro forma financial statements are based on the historical consolidated financial statements of SERENA and Merant and should be read in conjunction with the historical financial statements, including footnotes.

The unaudited pro forma condensed combined balance sheet at 31 October 2003 is presented as if the business combination occurred on 31 October 2003. The unaudited pro forma condensed combined statements of income (loss) for the year ended 31 January 2003, and the nine months ended 31 October 2003, are presented as if the business combination had been completed on 1 February 2002. Although SERENA and Merant have different fiscal period ends, Merant’s Condensed Consolidated Statements of Income (Loss) have been adjusted to reflect the same period ends as SERENA.

The unaudited pro forma financial statements are presented for illustrative purposes only. They are based on assumptions and do not purport to be indicative of the results of operations or the financial position that would have actually occurred if the combination had been consummated on the date indicated or that may be expected in the future.

The unaudited pro forma financial statements do not reflect any cost savings or anticipated changes in expenses reflecting efficiencies resulting from combining operations.

SERENA SOFTWARE, INC.

CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

31 October 2003

(In thousands of US dollars)

	SERENA	Merant	Pro forma adjustments		Pro forma
Assets
Current assets:
Cash and cash equivalents	$105,297	66,566	(60,000	)(a)	111,863
Short-term investments	18,392	—	—		18,392
Accounts receivable	15,296	23,368	—		38,664
Deferred taxes, net	4,862	—	—		4,862
Inventories	—	97	—		97
Prepaid expenses and other current assets	965	3,844	—		4,809

Total current assets	144,812	93,875	(60,000)		178,687
Long-term investments	39,753	1,587	—		41,340
Property, plant, and equipment, net	3,269	4,029	—		7,298
Goodwill and other intangibles, net	61,632	11,814	383,653	(b)	457,099
Deferred income taxes	259	—	—		259
Other assets	280	—	—		280

Total assets	$250,005	111,305	323,653		684,963

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,271	21,871	22,500	(c)	52,642
Income taxes payable	4,014	10,454	—		14,468
Current maturities of long-term debt	—	—	—		—
Deferred income taxes	—	—	36,200	(d)	36,200
Deferred revenue	26,294	37,333	(22,400	)(e)	41,227

Total current liabilities	38,579	69,658	36,300		144,537
Long-term debt	—	—	220,000	(a)	220,000
Deferred revenue, net of current portion	9,254	—	—		9,254

Total liabilities	47,833	69,658	256,300		373,791
Total stockholders’ equity	202,172	41,647	67,353	(f)	311,172

Total liabilities and stockholders’ equity	$250,005	111,305	323,653		684,963

See accompanying notes to unaudited pro forma condensed combined financial statements

SERENA SOFTWARE, INC.

CONDENSED COMBINED STATEMENT OF INCOME (LOSS) (UNAUDITED)

Year ended 31 January 2003

(In thousands of US dollars, except per share data)

	SERENA	Merant	Pro forma adjustments		Pro forma
Revenue:
Software licences	$44,250	45,695	—		89,945
Maintenance	44,476	58,372	—		102,848
Professional services	7,049	15,357	—		22,406

Total revenue	95,775	119,424	—		215,199

Cost of revenue:
Software licences	1,224	2,467	—		3,691
Maintenance	5,548	8,189	—		13,737
Professional services	6,519	15,347	—		21,866

Total cost of revenue	13,291	26,003	—		39,294

Gross profit	82,484	93,421	—		175,905

Operating expenses:
Sales and marketing	26,361	53,466	—		79,827
Research and development	11,779	26,698	—		38,477
General and administrative	7,311	16,212	—		23,523
Stock-based compensation	23	—	4,840	(g)	4,863
Amortisation of intangible assets	4,486	965	28,085	(h)	33,536
Restructuring	—	12,787	—		12,787

Total operating expenses	49,960	110,128	32,925		193,013

Operating income (loss)	32,524	(16,707)	(32,925)		(17,108)
Interest and other income, net	4,726	1,446	(3,300	)(i)	2,872

Income (loss) before income taxes	37,250	(15,261)	(36,225)		(14,236)
Income taxes	14,096	—	(1,320	)(j)	12,776

Net income (loss) from continuing operations	$23,154	(15,261)	(34,905)		(27,012)

Net income (loss) per share:
Basic	$0.57	(0.15)			(0.58)

Diluted	$0.57	(0.15)			(0.58)

Weighted average shares used in per share calculations:
Basic	40,367	103,950			46,267

Diluted	40,854	104,784			46,754

See accompanying notes to unaudited pro forma condensed combined financial statements

SERENA SOFTWARE, INC.

CONDENSED COMBINED STATEMENT OF INCOME (LOSS) (UNAUDITED)

Nine months ended 31 October 2003

(In thousands of US dollars, except per share data)

	SERENA	Merant	Pro forma adjustments		Pro forma
Revenue:
Software licences	$31,862	32,512	—		64,374
Maintenance	37,481	48,771	—		86,252
Professional services	6,593	11,582	—		18,175

Total revenue	75,936	92,865	—		168,801

Cost of revenue:
Software licences	512	2,197	—		2,709
Maintenance	4,715	5,846	—		10,561
Professional services	6,506	10,165	—		16,671

Total cost of revenue	11,733	18,208	—		29,941

Gross profit	64,203	74,657	—		138,860

Operating expenses:
Sales and marketing	21,008	36,760	—		57,768
Research and development	10,130	23,190	—		33,320
General and administrative	5,349	9,664	—		15,013
Stock-based compensation	—	—	1,650	(g)	1,650
Amortisation of intangible assets	5,881	75	14,063	(h)	20,019
Restructuring	—	1,802	—		1,802

Total operating expenses	42,368	71,491	15,713		129,572

Operating income	21,835	3,166	(15,713)		9,289
Interest and other income, net	2,495	640	(2,475	)(i)	660

Income before income taxes	24,330	3,806	(18,188)		9,949
Income taxes	8,946	(715)	(990	)(j)	7,241

Net income from continuing operations	$15,384	4,521	(17,198)		2,708

Net income per share:
Basic	$0.38	0.05			0.06

Diluted	$0.38	0.05			0.06

Weighted average shares used in per share calculations:
Basic	40,032	98,045			45,932

Diluted	40,706	100,446			46,606

See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Thousands of US dollars, except per share data

NOTE 1:    PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements reflect the proposed business combination using the purchase method of accounting. Based on the purchase method, assets acquired and liabilities assumed are valued at fair value. The difference between the purchase price and the fair value of the assets acquired less the liabilities assumed is recorded as goodwill. The purchase price of the acquisition is as follows:

(in 000’s)
Fair market value of SERENA common stock issued	$114,000
SERENA cash paid at closing	280,000
Estimated fair value of options assumed	13,500
Estimated employee severance and other restructuring costs	3,600
Estimated acquisition-related costs	8,900

Total estimated purchase price of acquisition	420,000

Allocation of purchase price:
Fair value of assets acquired	99,491
Acquired technology	45,800
Acquired in-process R&D	10,500
Trademark and tradenames	2,700
Customer contracts and related relationships	32,700
Noncompete agreements	9,300
Intrinsic value of options assumed	8,000
Less fair value of liabilities assumed	(57,258)
Less deferred tax liabilities	(36,200)

115,033

Excess of purchase price over fair value of net assets acquired (goodwill)	$304,967

The historical financial statements of Merant are presented in accordance with accounting principles generally accepted in the United States.

The following pro forma adjustments reflect estimates and assumptions made by SERENA:

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a)	To record the proceeds from the issuance of $220.0 million subordinated convertible notes and the projected SERENA cash consideration of $280.0 million to be paid at closing.

(b)	To record the excess of purchase price over fair value of assets acquired (goodwill) of $305.0 million, to record the fair value of the identified intangible assets of $90.5 million and to reverse the carrying value of Merant’s existing goodwill and intangible assets of $11.8 million.

(c)	To record the estimated transaction costs of $8.9 million to be incurred by SERENA, the estimated severance and other restructuring costs of $3.6 million and Merant’s estimated acquisition related costs of approximately $10.0 million.

(d)	To record additional deferred income taxes resulting from acquisition of assets.

(e)	To record the adjustment of Merant’s deferred revenue to its estimated fair market value.

(f)	To record the impact of the acquisition of Merant on the stockholders’ equity of SERENA (in 000’s):

SERENA historical stockholders’ equity	$202.2
To record the fair value of the assumed stock options of Merant	13.5
To record the intrinsic value of the unvested options assumed	(8.0)
To record the fair value of the common stock issuance	114.0
To record the in-process R&D	(10.5)

Pro forma stockholders’ equity	$311.2

PRO FORMA CONDENSED COMBINED INCOME (LOSS) STATEMENT

(g)	To record amortisation of deferred compensation expense of $4.8 million and $1.65 million for the 12-month and the 9-month period, respectively, associated with the intrinsic value of unvested options assumed using the accelerated method over 30 months, the estimated remaining lives of the options assumed.

(h)	Represents the adjustment to the amortisation expense of intangible assets of $28.1 million and $14.1 million for the 12-month and the 9-month period, respectively.

Intangible assets are amortised based upon the pattern in which the economic benefit of the intangible assets are consumed over the following number of years:

Acquired Technology	3 to 6	years
Trademark, Tradenames	1 to 3	years
Customer Contracts & Related Relationships	6	years
Noncompetes	1	year

(i)	Represents the increase in interest expense of $3.3 million and $2.5 million for the 12-month and the 9-month period, respectively, on SERENA’s subordinated convertible notes had the notes been issued as at 1 February 2002.

(j)	To record the income tax effects of $1.3 million and $1.0 million for the 12-month and the 9-month period, respectively, utilising the estimated statutory rates in effect during the periods presented.

NOTE 2:    IN-PROCESS R&D

SERENA expects to incur a charge related to this transaction for in-process research and development of approximately $10.5 million. Such adjustment has not been included in these pro forma condensed combined financial statements of income (loss).

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG Audit plc, Independent Auditors

23.2	Consent of Ernst & Young LLP, Former Independent Auditors